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                                                                    EXHIBIT 10.5


                                 PROMISSORY NOTE

$1,700,000.00                                                    AUGUST 16, 2000

     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, U.S. Trucking, Inc., a Colorado corporation ("BORROWER"), promises to pay to the order of Zanett Lombardier Master Fund, L.P., having an address at 135 E. 57th Street, 15th Street, New York, New York 10022 ("LENDER"), the principal sum of One Million Seven Hundred Thousand Dollars ($1,700,000.00) (the "LOAN AMOUNT"), together with interest as set forth below, until the date on which the Loan Amount is paid in full, payable in lawful money of the United States of America in accordance with the terms of this Promissory Note (this "NOTE").

     1. USE OF PROCEEDS. Borrower shall use the proceeds of the loan evidenced in accordance with its agreement with Lender to make payments on a line of credit Borrower has outstanding with G.E. Capital.

     2.   INTEREST.

          a. In the absence of an Event of Default (as defined hereinafter), interest shall not be charged on the outstanding principal amount hereunder.

          b. Upon and after the occurrence of an Event of Default, the unpaid principal balance hereunder shall accrue interest at the greater of (i) Eighteen Percent (18%) per annum and, (ii) the highest rate permitted under applicable law.

          c. Interest shall be calculated hereunder for the actual number of days that the principal is outstanding upon and after the occurrence of an Event of Default, based on a three hundred sixty
               (360) day year. Interest shall continue to accrue on the principal balance, unpaid interest, and other charges and amounts due and owing hereunder, at the then-applicable rate of interest specified in this Note, notwithstanding any demand for payment, acceleration and/or the entry of any judgment against Borrower, until all principal, unpaid interest, and other charges and amounts due and owing hereunder is paid in full.

          d. If at any time, the rate of interest applicable hereunder shall be finally determined by any court of competent jurisdiction, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable law, then for such time as such rate would be deemed excessive, application thereof shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permissible under such law.

     3. PAYMENT. Beginning on the date which is one (1) week from the date hereof, principal payments in the amount of Twenty Thousand Dollars ($20,000.00), shall be paid by Borrower to Lender in seventeen (17) successive weekly installments. Such payments shall be due on the same weekday each week. All remaining



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          principal, interest and other charges and amounts due and owing in connection with this Note shall be due and payable on the date which is one hundred twenty (120) days from the date hereof (the "MATURITY DATE").

     4. EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT" hereunder:

          a. Borrower fails to make, in full, any payment of interest or principal when due;

          b. The breach by Borrower of any covenant contained herein or the discovery by Lender of any false or misleading representation made by Borrower in any information submitted to Lender by Borrower;

          c. Borrower makes an assignment for the benefit of its creditors, becomes insolvent, or files or has filed against it any petition, action, case or proceeding, voluntary or involuntary, under any state or federal law regarding Bankruptcy, insolvency, reorganization, receivership or dissolution, including the United States Bankruptcy Code;

          d.   The dissolution of Borrower;

          e. A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against Borrower or any of Borrower's properties which shall have remained undischarged and unstayed for a period of thirty (30) consecutive days; or

          f. A material adverse change in the business, operations or condition, financial or otherwise, of Borrower shall have occurred.

     5.   LENDER'S RIGHTS UPON DEFAULT.

          a. Upon the occurrence of any Event of Default and without the necessity of giving any prior written notice to Borrower, Lender may (i) accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof and (ii) exercise all of Lender's rights and remedies under this Note or any other document, instrument or agreement executed in connection therewith or available at law.

          b. In addition to the rights of Lender set forth above, for each seven (7) day period that there exists an Event of Default, the Borrower shall issue to Lender a warrant in the form attached hereto as Exhibit A for 35,000 shares of the Borrower's common stock (the "Common Stock"). The Borrower shall be obligated to issue such warrant as of 5:00 p.m. New York City time on the seventh day of each seven (7) day period an Event of Default exists. The exercise price for any and all warrants issued pursuant to this Section 5(b) shall be the lower of (i) $1.46, and (ii) eighty percent (80%) of the Closing



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               Bid Price (as defined below) on the date on which the Lender becomes obligated to issue such warrant. For purposes of this
               Section 5(b), "CLOSING BID PRICE" means (x) the Closing Bid Price of the Common Stock, as reported on The Nasdaq Over-the-Counter Bulletin Board (the "BULLETIN BOARD") by Bloomberg Financial Markets ("BLOOMBERG") on such date, or (y) if the Bulletin Board is not the principal trading market for the Common Stock, the Closing Bid Price as reported by Bloomberg on the principal trading market for the Common Stock on such date, or, if there is no sale price for such period, the last reported bid price as reported by Bloomberg, or (z) if market value cannot be calculated as of such date on any of the foregoing bases, the Closing Bid Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Borrower and reasonably acceptable to the Lender, with the costs of the appraisal to be borne by the Borrower. The shares of Common Stock in which the Lender shall receive upon exercise of any and all warrants issued pursuant to this Section 5(b) are referred to herein as the "SHARES."

     6. NO FIVE PERCENT HOLDERS. Unless Zanett delivers a waiver in accordance with the last sentence of this Paragraph 6, in no event shall Zanett be entitled to receive Shares, to the extent that the sum of (a) the number of shares of Common Stock beneficially owned by Zanett and its affiliates, and (b) the number of Shares into which the warrants, issuable pursuant to Section 5(b) hereof, are exercisable would result in beneficial ownership by Zanett and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. Except as provided in the immediately succeeding sentence, the restriction contained in this Paragraph 6 shall not be altered, amended, deleted or changed in any manner whatsoever unless Zanett shall approve such alteration, amendment, deletion or change. Notwithstanding the foregoing, Zanett may, by providing written notice to the Company, (x) adjust the restriction set forth in this Paragraph 6 so that the limitations on beneficial ownership of 4.99% of the outstanding shares of Common Stock referred to above shall not be applicable to Zanett, which adjustment shall not take effect until the 61st day after the date of such notice and (y) irrevocably waive the right to deliver a waiver in accordance with clause (x) of this sentence; provided, however, that if such adjustment would result in beneficial ownership greater than 9.99% of the outstanding shares of Common Stock by Zanett and its affiliates then such adjustment shall not take effect until the 75th day after the date of such notice.

     7. APPLICATION OF FUNDS. All sums realized by Lender on account of this Note, from whatever source received, shall be applied first to any fees, costs and expenses (including attorney's fees) incurred by Lender, second to accrued and unpaid interest, and then to principal.

     8. ATTORNEY'S FEES AND COSTS. In the event that Lender engages an attorney to represent it in connection with (a) any alleged default by Borrower under this Note,


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          (b) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against Borrower and/or (c) any potential and/or actual litigation arising out of or related to any of the foregoing, then Borrower shall be liable to and shall reimburse Lender on demand for all attorneys' fees, costs and expenses incurred by Lender in connection with any of the foregoing.

     9. WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER.

     10. GOVERNING LAW. This Note shall be governed by the internal laws of the State of New York without regard to conflicts of laws principles.

     11.  MISCELLANEOUS.

          a. Borrower hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note.

          b. The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Borrower made in connection with this Note shall bind Borrower's successors and assigns.

          c. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

          d. The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent Event of Default or of Lender's right to exercise that or any other right or remedy to which Lender is entitled.

          e. The rights and remedies of Lender under this Note shall be in addition to any other rights and remedies available to Lender at law or in equity, all of which may be exercised singly or concurrently.

          f. Lender shall have the right, without the prior consent of Borrower, to assign to an affiliate of Lender all of Lender's rights and obligations hereunder.



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         IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note the day and year first above written and has hereunto set hand and seal.

                                         U.S. TRUCKING, INC.


                                         By: _____________________________
                                             Name:
                                             Title:






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